UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
IN8bio, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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350 5th Avenue, Suite 5330

New York, New York 10118

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2026 at 9:00 a.m. Eastern Time

Dear Stockholder:

On behalf of our board of directors, we are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of IN8bio, Inc., a Delaware corporation. The Annual Meeting will be held virtually on May 7, 2026 at 9:00 a.m. Eastern Time. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting, vote your shares and ask questions during the meeting by visiting www.proxydocs.com/INAB. You will not be able to attend the meeting in person as the meeting is being held virtually.

Your vote is very important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)	To elect the two nominees for Class II director named in the attached proxy statement, each to serve until our 2029 Annual Meeting of Stockholders.

(2)	To ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

(3)	To approve our Amended and Restated 2026 Equity Incentive Plan to, among other items, increase the total number of shares of our common stock issuable thereunder by 2,920,000 shares.

(4)	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

To participate in the Annual Meeting, you will need to register using the control number located on the Notice of Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying proxy statement. We recommend that you log in a few minutes early to ensure you are logged in when the Annual Meeting starts.

The record date for the Annual Meeting is the close of business on March 18, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of our stockholders of record will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at ir@in8bio.com.

By Order of the Board of Directors,

Patrick McCall

Chief Financial Officer and Corporate Secretary

New York, New York

March 26, 2026

You are cordially invited to attend the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other similar organization and you wish to vote during the meeting, you must follow the instructions from such organization.

WEBSITE REFERENCES

You may also access additional information about IN8bio, Inc. at www.in8bio.com and investors.in8bio.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

i

350 5th Avenue, Suite 5330

New York, New York 10118

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2026 at 9:00 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials (“Notice”) on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because the Board of Directors of IN8bio, Inc. (the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice of Internet Availability on or about March 26, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card and a second Notice, on or after 10 calendar days have passed since our first mailing of the Notice.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on March 18, 2026 (the “Record Date”). On the Record Date, there were a total of 9,847,089 shares of common stock outstanding and entitled to vote.

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.proxydocs.com/INAB. If you are a stockholder of record, you will be asked to provide the control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/INAB and enter the control number found on your Notice or proxy card. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.

We recommend that you log in a few minutes before the start of the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online during the Annual Meeting is discussed below.

What if I cannot find my Control Number?

Please note that if you do not have your control number and you are a stockholder of record, please contact us at ir@in8bio.com and we will be able to provide your control number to you.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

For the Annual Meeting, how do we ask questions of management and the Board?

Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting in advance of the Annual Meeting through www.proxydocs.com/INAB. We plan to answer questions related to the proposals after all of the proposals have been presented at the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.proxydocs.com/INAB.

What do I do if I have technical difficulties in connection with the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be delivered to shareholders via e-mail prior to the meeting’s start time. Technical support will be available starting at 8:00 a.m. Eastern Time, on May 7, 2026.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online during the Annual Meeting.

•

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

•

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization. If, on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the Annual Meeting.

How many votes do I have?

For each matter to be voted upon, each holder of shares of our common stock will have one vote per share of common stock held as of the Record Date.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal 1: Election of two nominees for Class II director to hold office until the 2029 Annual Meeting of Stockholders.

•	Proposal 2: Ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	Proposal 3: Approval of our Amended and Restated 2026 Equity Incentive Plan to, among other items, increase the total number of shares of our common stock issuable thereunder by 2,920,000 shares.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the two nominees for Class II director;

•	Proposal 2: FOR the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2026; and

•	Proposal 3: FOR the approval of our Amended and Restated 2026 Equity Incentive Plan.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. To vote through the internet, go to www.proxypush.com/INAB to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

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By Telephone. Call 1-866-601-1589 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

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By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	Online During the Annual Meeting. Access the Annual Meeting by visiting www.proxydocs.com/ INAB and providing your control number from your Notice.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 9:00 a.m. Eastern Time on May 7, 2026. If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in “street name” (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you may be required to obtain a valid proxy card from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card, and access the Annual Meeting by following the instructions you receive after your successful registration at www.proxydocs.com/INAB using the control number provided by your bank, broker or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card. You may also vote online during the Annual Meeting by visiting www.proxydocs.com/INAB.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board:

•	“FOR” the election of each of the two nominees for director;

•	“FOR” the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	“FOR” the approval of our Amended and Restated 2026 Equity Incentive Plan.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposals 1 or 3 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	submit another properly completed proxy with a later date;

•	transmit a subsequent vote over the internet or by telephone prior to the start of the Annual Meeting;

•	register and attend the Annual Meeting and vote online during the Annual Meeting; or

•	send a timely written notice that you are revoking your proxy via email at ir@in8bio.com. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization.

If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions or withhold votes, as applicable, and broker non-votes.

Proposal Description		Vote Required for Approval	Effect of Abstention or Withold Votes, As Applicable	Effect of Broker Non-Votes
1.	Election of Directors	Directors are elected by a plurality of the votes of shares present by remote communication or represented by proxy at the meeting and entitled to vote generally on the election of directors. In other words, the two nominees receiving the most “For” votes will be elected.	No Effect	No effect
2.	Ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.	No effect	Not applicable(1)
3.	Approval of our Amended and Restated 2026 Equity Incentive Plan	“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.	No effect	No effect

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were 9,847,089 shares outstanding and entitled to vote. Thus, the holders of 4,923,545 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, either the chair of the meeting or the holders of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote thereon may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Our Board is currently composed of six directors. Each Class II director has a term that expires in 2026. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated the two incumbent directors listed below for election as directors at the Annual Meeting:

•	Peter Brandt

•	Corinne Epperly

Mr. Brandt has previously been elected by our stockholders. Dr. Epperly was appointed to the Board in December 2023 by the Board upon the recommendation of the Nominating and Corporate Governance Committee. Dr. Epperly was identified as a potential director nominee by our chief executive officer.

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. If you elect the nominees listed above, they will each hold office until the 2029 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no family relationships among any of our executive officers or directors.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE

DIRECTOR NOMINEES FOR CLASS II DIRECTOR

(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth, for the Class II nominees and our other directors, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position(s)	Director Since
Class II Directors for Election at the 2026 Annual Meeting of Stockholders
Peter Brandt	68	Director	2019
Corinne Epperly	48	Director	2023

Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
William Ho	50	Chief Executive Officer and Director	2015

Class I Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
Emily Fairbairn	64	Director	2021
Jeremy Graff	56	Interim Chair of the Board	2023
Luba Greenwood	47	Director	2021

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Nominees for Election at the 2026 Annual Meeting of Stockholders

Peter Brandt has served as a member of our Board since July 2019. From September 2010 to November 2020, Mr. Brandt served on the board of directors, and from June 2015 until November 2020 as chair of the board of directors, of Rexahn Pharmaceuticals, Inc., a public biotechnology company (until its merger with Ocuphire Pharma, Inc.). From 2011 to 2013, Mr. Brandt served on the board of directors, and as chair from December 2012, of ePocrates, Inc., a point of care medical applications company (until its acquisition by athenahealth, Inc.). From 2011 to 2012, Mr. Brandt also served as interim chief executive officer and president of ePocrates, Inc. Prior to that, from 2008 to 2009, Mr. Brandt served as president, chief executive officer, and as a member of the board of directors of Noven Pharmaceuticals, Inc., a specialty pharmaceutical company (until its acquisition by Hisamitsu Pharmaceutical Co., Inc.). Prior to leading Noven, Mr. Brandt spent 28 years at Pfizer Inc. where he served various roles, including as Pfizer’s president—U.S. pharmaceuticals operations, where he helped deliver revenue and earnings growth while engineering major change within Pfizer’s U.S. pharmaceuticals organization. Prior to running U.S. operations, he led Pfizer’s Latin American pharmaceuticals operations, as well as the following Pfizer Worldwide Pharmaceuticals functions: finance, information technology, planning and business development. He also oversaw the operations of Pfizer’s care management subsidiary, Pfizer Healthcare Solutions. Mr. Brandt also served as a director of Auxilium Pharmaceuticals, Inc. from December 2010 to January 2015 (until its acquisition by Endo International PLC). Mr. Brandt received a B.A. from the University of Connecticut and an MBA from the Columbia School of Business. We believe that Mr. Brandt’s broad operational management experience in the life sciences industry and experience serving on numerous boards of directors of life sciences companies qualifies him to serve on our Board.

Corinne Epperly has served as a member of our Board since December 2023. Since October 2025, Dr. Epperly has served as chief executive officer of Ando Therapeutics, a private next generation allogeneic iPSC company. Since January 2025, Dr. Epperly has served as the chief operating officer and co-founder of Caravan Biologix Inc., a private biotechnology company. Dr. Epperly served as the chief executive officer of Altido Therapeutics, Inc. (previously Model T Bio, Inc.), a private biotechnology company, since its inception in February 2024 to January 2025. Dr. Epperly served as the chief operating officer of Cargo Therapeutics, Inc. (previously Syncopation Life Sciences, Inc.), a public clinical-stage biotechnology company focused on advancing curative cell therapies for cancer patients, from May 2021 to June 2023. Prior to that role, from January 2019 to March 2021, Dr. Epperly was a senior vice president of strategy and operations at Iovance Biotherapeutics, Inc., a public clinical-stage immuno-oncology company. From June 2017 to December 2018, she served as the chief operating officer at Vascular Biogenics Ltd., a public biopharmaceutical focused on cancer treatments. Prior to these roles, Dr. Epperly held the various positions at Bristol Myers Squibb and, prior to joining Bristol Myers Squibb, Dr. Epperly was an equity analyst in Global Pharmaceutical and Biotechnology Investment Research at Goldman Sachs International. Dr. Epperly served on the board of directors of Aveo Oncology, a formerly public commercial stage, oncology-focused biopharmaceutical company, from January 2020 to January 2023. Dr. Epperly received a B.Sc. in Biochemistry and Biology from the University of Virginia, an M.D. from the University of North Carolina Chapel Hill and an M.P.H. from the University of North Carolina Chapel Hill. We believe that Dr. Epperly’s extensive experience as a senior financial executive in the life sciences industry and experience serving on several boards of directors of life sciences companies qualifies her to serve on our Board.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

William Ho is our co-founder and has served as our chief executive officer and director since our inception in November 2015, served as our president from November 2015 to February 2026 and served as our chief financial officer from October 2020 to February 2021. Prior to this, from April 2014 to November 2017, Mr. Ho was the founder and managing partner at AlephPoint Capital, a private healthcare fund. Prior to AlephPoint, Mr. Ho launched the public investments and cross-over portfolio at New Leaf Venture Partners, a leading healthcare venture capital firm, and served as its Public Investment Director from 2010 to 2014. Previously, Mr. Ho also served as a Senior Equity Research Analyst at Bank of America from 2006 to 2009 and as an Equity Research Analyst at Piper Jaffray & Co. from 2003 to 2006, covering the biotechnology and life-science tools sectors. Earlier in his career, Mr. Ho was responsible for FP&A and operational analysis at CuraGen Corporation and worked as an associate on the Healthcare Investment Banking team at Cowen. Mr. Ho was an inductee into the McMaster University Alumni Gallery in 2020 and previously served as a member of their Dean’s Advisory Board for the Faculty of Science. Mr. Ho received an MBA from the University of Notre Dame and a B.S. in Biochemistry from McMaster University. We believe that Mr. Ho’s extensive knowledge of our company as founder and chief executive officer and his experience in the healthcare industry qualifies him to serve on our Board.

Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Emily Fairbairn has served as a member of our Board since July 2021. From 2018, she has also served as the chair of the board of directors at Movano Inc. Ms. Fairbairn has spent the majority of her career in executive leadership and management positions and as a seasoned investor and mentor to early-stage companies. In 1999, Ms. Fairbairn was co-founder and chief executive officer of Ascend Capital, a multi-billion-dollar hedge fund, which she ran until 2018. The firm focused on managing assets for institutional clients such as pensions, endowments, and public companies. Prior to Ascend Capital, she spent a decade building a successful practice of equity portfolio construction and financial planning for high net-worth clients for Merrill Lynch. Today, Ms. Fairbairn is an active investor, and since 2017 serving on the funding board of the MIT Sandbox Fund to mentor aspiring entrepreneurs. She is also a dedicated advocate of funding research for a realizable diagnostic and cure for Lyme+, which affects around 500,000 people annually in the United States. Emily holds a B.S. in Chemical Engineering from California State Polytechnic University. We believe that Ms. Fairbairn’s expertise in investment and finance matters and her extensive executive leadership and management experience qualify her to serve on our Board.

Jeremy Graff has served as a member of our Board since May 2023 and as interim chair since February 2026. Since October 2024, Dr. Graff has served as president and chief development officer for Allarity Therapeutics, Inc., a public precision medicine company. He previously served as an executive advisor for numerous companies, including Allarity Therapeutics, Inc., from August 2023 until September 2024. He served as chief scientific officer for IMV, Inc., an immune-oncology company, from June 2021 to January 2024, pursuing novel cancer vaccine technologies. Before that, he served as chief development officer and senior vice president, research at HiberCell, a biotechnology company developing novel therapeutics for cancer relapse and metastasis, from June 2020 to March 2021. Prior to that, he was employed at Biothera Pharmaceuticals, Inc., serving as president from November 2018 to June 2020 and as chief scientific officer from November 2014 to November 2018, where he led the sale of Biothera Pharmaceuticals to Hibercell in June 2020. Earlier in his career, Dr. Graff spent nearly 17 years in various roles within the R&D organization at Eli Lilly & Company, including leading the translational research group within the oncology franchise. Dr. Graff received a B.A. and A.A. in Biology and Chemistry from Thomas More College (now University), a Ph.D. from the University of Kentucky’s Markey Cancer Center and completed a post-doctoral fellowship at the Johns Hopkins University School of Medicine, Oncology Center. We believe that Dr. Graff is qualified to serve as a member of our Board because of his extensive industry experience.

Luba Greenwood has served as a member of our Board since July 2021. Since July 2024, Ms. Greenwood has served as chief executive officer and co-founder of Gallop Oncology. She is also an entrepreneur-in-residence at PureTech Health plc, a biotherapeutics company, where she plays a key role in PureTech’s oncology program and works with the senior leadership team and board of directors on PureTech’s corporate strategy. From December 2020 through October 2024, Ms. Greenwood served as managing partner of Binney Street Capital, LLC, a venture capital fund she established for the Dana-Farber Cancer Institute. From September 2021 to November 2023, Ms. Greenwood served as chief executive officer and chair of the board of directors of Kojin Therapeutics, Inc., a private biopharmaceutical company. From April 2019 until December 2021, Ms. Greenwood served as chief executive officer and member of the board of directors of LUCA Biologics, Inc., a women’s health initiative and microbiome company, and from April 2019 to December 2020, Ms. Greenwood served as senior advisor to the chief executive officer of the Dana-Farber Cancer Institute. From February 2018 to July 2019, Ms. Greenwood was the head of strategic business development and corporate ventures for Verily Life Sciences LLC, a research subsidiary of Alphabet Inc. focused on life sciences and healthcare. From 2015 to February 2018, Ms. Greenwood was the vice president of global business development and mergers and acquisitions at F. Hoffmann-La Roche Ltd., a multinational healthcare company, as well as the head of the Roche Diagnostics Innovation Center, East Coast. Beginning in 2021, Ms. Greenwood has also served on the board of directors of OS Acquisition Corp., a blank check company. Ms. Greenwood received a B.A. in Biology from Brandeis University and a J.D. from Northeastern University Law School. We believe that Ms. Greenwood’s extensive experience in the pharmaceutical, biotechnology and digital health industries qualifies her to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that each of Dr. Epperly, Dr. Graff, Mr. Brandt, Ms. Fairbairn and Ms. Greenwood are “independent” as that term is defined under the Nasdaq listing standards, and that Alan S. Roemer, who resigned from the Board effective as of February 28, 2026, was “independent” during the period he served on the Board during 2025 and 2026. In addition, the Board has affirmatively determined that Dr. Epperly, Mr. Brandt and Ms. Greenwood are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to audit committee and compensation committee members.

In making these determinations, our Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. Mr. Ho is not independent due to his position as our Chief Executive Officer.

Leadership Structure

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and Chair of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and Chair being held by different individuals, or whether the Chair should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of the Company.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and makes recommendations to the Board. The Nominating Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and Chair of the Board should be separate. The role of Interim Chair is currently held by Jeremy Graff, an independent, non-employee director.

Risk Oversight of the Board

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management.

In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Meetings of the Board; Executive Sessions; Annual Meeting Attendance

Our Board met 11 times during the fiscal year ended December 31, 2025. The Audit Committee met four times, the Compensation Committee met three times, and the Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which they served (held during the period for which he or she was a director).

As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2025, our non-management directors met seven times in regularly scheduled executive sessions at which only non-management directors were present.

It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All of our current directors attended the 2025 Annual Meeting of Stockholders.

Board Committees

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our standing committees, which are available to stockholders on our investor relations website at investors.in8bio.com.

The following table provides the current membership for each of the committees of our Board:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Peter Brandt
Corinne Epperly
Emily Fairbairn
Jeremy Graff
Luba Greenwood

Financial Expert
Committee Chair
Committee Member

Below is a description of each committee of our Board.

Audit Committee

The Audit Committee currently consists of Peter Brandt, Corinne Epperly and Luba Greenwood, with Mr. Brandt serving as Chair. In addition, Alan Roemer served as a member of the Audit Committee until his resignation from the Board effective as of February 28, 2026, at which time Dr. Epperly was appointed to the Audit Committee. The Board has determined each member satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that Mr. Brandt is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	helping our Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•

conferring with management and the independent registered public accounting firm concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;

•	reviewing related person transactions;

•	reviewing the Company’s investment philosophy and policies;

•	reviewing and assessing our risk management, risk assessment and major risk exposures, including privacy, cybersecurity and information technology risks; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

IN8bio, Inc.

Audit Committee

Peter Brandt (chair)

Corinne Epperly

Luba Greenwood

Compensation Committee

The Compensation Committee currently consists of Peter Brandt, Corinne Epperly and Luba Greenwood, with Ms. Greenwood serving as Chair. In addition, Alan Roemer served as a member of the Compensation Committee until his resignation from the Board effective as of February 28, 2026, at which time Mr. Brandt was appointed to the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy;

•

reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our chief executive officer, other executive officers and other senior management;

•	reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members, including perquisites;

•	administering our equity incentive plans and other benefit programs;

•	monitoring our regulatory compliance with respect to compensation matters; and

•	assisting the Board in its oversight of our policies and strategies relating to human capital management.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee may also form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. In 2025, the Compensation Committee delegated authority to Chief Executive Officer to grant equity awards to non-executive employees, with such awards not to exceed a specified share cap.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Aon’s Human Capital Solutions (“Aon”), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed Aon’s independence and determined that Aon had no conflicts of interest in connection with its provisions of services to the Compensation Committee. In 2025, the Compensation Committee engaged Aon to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. Our Compensation Committee utilizes the data and analysis from Aon to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the

Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Peter Brandt, Emily Fairbairn and Jeremy Graff, with Dr. Graff serving as Chair. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	overseeing the Company’s corporate governance functions, including reviewing the adequacy of the Company’s certificate of incorporation and bylaws;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters, including developments in corporate governance;

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•	considering and making recommendations to our Board regarding the structure, composition and chairmanship of the committees of our Board;

•	overseeing periodic evaluations of the Board’s performance, including committees of the Board;

•	instituting plans or programs for the continuing education of our Board and orientation of new directors;

•	reviewing stockholder proposals submitted for inclusion in our proxy statement; and

•	reviewing, evaluating and recommending to our Board succession plans for our executive officers.

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, ability to understand our industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of our stockholders.

The Board and the Nominating and Corporate Governance Committee reviews candidates for director nomination in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Board and the Nominating and Corporate

Governance Committee consider diversity (including, among other factors, diversity of gender, ethnic background and country of origin), age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. For incumbent directors, the Board reviews those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for Nasdaq purposes.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of the Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders, subject to certain exceptions as set forth in our Bylaws. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Science and Technology Committee

The Board has also established the Science and Technology Committee, which consists of Corinne Epperly and Jeremy Graff, with Dr. Graff serving as Chair. The Science and Technology Committee assists with the Board’s oversight of the strategic direction of our research and development activities.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (“
Code of Conduct
”) that applies to all our employees, officers and directors. The full text of our Code of Conduct is posted on our website at
investors.in8bio.com
. If we ever were to amend or waive any provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form
8-K.
In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines are posted on our website at
investors.in8bio.com
.
Stockholder Communications with the Board
Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to the Secretary of IN8bio, Inc. at 350 5th Avenue Suite 5330 New York, New York 10118. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading when engaging in transactions in our securities.
Policy on Hedging and Pledging
Under our Insider Trading Policy, our directors, executive officers, employees and designated consultants may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock. Additionally, directors, executive officers, employees and designated consultants may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick has audited the Company’s financial statements since 2017. Representatives of CohnReznick are expected to be available during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our organizational documents nor law require that the stockholders ratify the selection of CohnReznick as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of CohnReznick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024 by CohnReznick. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$399,889	$382,217
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total Fees	$399,889	$382,217

(1)

Audit fees are fees related to the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements and services performed in connection with registration statements or other regulatory filings with the SEC, including comfort letters and consents.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by CohnReznick before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The pre-approval requirement does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to CohnReznick during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED 2026 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve our Amended and Restated 2026 Equity Incentive Plan (the “2026 Plan”), which was approved by the Board of Directors on March 26, 2026, subject to approval of our stockholders at the Annual Meeting. The 2026 Plan is the successor to the IN8bio, Inc. Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”).

The Board has determined that it is in the best interests of the company and our stockholders to seek stockholder approval of the 2026 Plan as described in this proposal. The following is a summary of the key changes to the 2023 Plan, as proposed to be amended and restated hereby. This summary, however, does not purport to be a complete description of all of the provisions of the 2026 Plan and is qualified in its entirety by reference to the full text of the 2026 Plan, which is attached as Appendix A to this proxy statement:

•

increase the number of shares available for issuance under the 2026 Plan by 2,920,000 shares of our common stock, which also includes a corresponding increase in the number of shares of our common stock available for issuance under the 2026 Plan pursuant to the exercise of incentive stock options (together, the “2026 Plan Share Increase”);

•	extend the period of time during which shares of our common stock will be added to the 2026 Plan on an annual basis through 2037 (the “Annual Share Increase”);

•

establish 20,000,000 shares as the maximum number of shares that may be subject to awards granted in the form of “incentive stock options” as defined in Section 422 of the Code (“ISOs” and the “ISO Limit Amendment”);

•

extend the outside date that ISOs may be granted under the 2026 Plan to the tenth anniversary of the earlier of March 26, 2026, which is the date the 2026 Plan was adopted by the Board (the “Amendment Date”) or the date our stockholders approve the 2026 Plan; and

•

revise the Annual Share Increase to provide that common stock issuable upon settlement of any of our outstanding pre-funded warrants be added to the total number of shares of common stock that are issued and outstanding as of each December 31st to which the formula will be applied for purposes of calculating the annual increase under the Annual Share Increase (such revision, the “Annual Share Increase Amendment”).

The 2026 Plan will ensure that we can continue to grant stock options in order to provide long-term incentives to current and future employees, non-employee directors and consultants. Our continued ability to offer equity awards under the 2026 Plan is critical to our ability to attract, motivate and retain qualified employees, non-employee directors and consultants, particularly as we grow to support the research and development of our product candidates and in light of the highly competitive market for talent in which we operate.

As of March 18, 2026, a total of 146,670 shares of our common stock remained available for grant under the 2023 Plan.

Shares Available for Future Awards

The Board believes that additional shares are necessary to meet our anticipated equity compensation needs. The proposed increase is expected to last approximately two years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, required stock option grants under our director compensation policy, and our historical forfeiture rates.

Why We are Asking Our Stockholders to Approve the 2026 Plan

We are asking our stockholders to approve the 2026 Plan because, among other things, we believe that the 2026 Plan is in the best interests of the Company and our stockholders because of the continuing need to grant equity awards to recruit and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the 2026 Plan, the 2023 Plan will remain in effect as-is, and we will be limited in our ability to continue to issue awards under the 2023 Plan.

Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to recruiting and retaining highly skilled people in the highly competitive life sciences industry, especially in the New York City area. In addition, because of the highly regulated and complex industry that we operate in, our success depends on our ability to attract and retain individuals with deep experience in our industry. Without such key personnel, non-employee directors and consultants, we might not achieve our development and commercialization plans. We use equity awards to provide increased incentives to the eligible employees, non-employee directors and consultants who provide significant services to the Company. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success.

To date, we have relied significantly on equity awards in the form of stock option grants to attract and retain key employees, non-employee directors and consultants, all of whom are critical to our success. We believe the use of stock option grants strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because their compensation, in the form of stock options, is contingent on the appreciation in value of our common stock. In addition, we believe stock option grants encourage employee ownership in the Company and promote retention through the reward of long-term value accretion.

Additionally, for us to continue to leverage equity awards in a similar manner as part of our recruiting and retention strategy, we would like to include common stock issuable upon settlement of our pre-funded warrants in calculating the total number of shares of common stock that are issued and outstanding. For purposes of determining the Annual Share Increase, the current formula considers only the shares of common stock that are issued and outstanding on the last day of the preceding year. Since pre-funded warrants are economically equivalent to common stock and have been issued to investors in lieu thereof, we believe that inclusion of shares of common stock issuable upon settlement of our pre-funded warrants more accurately reflects our diluted share count as the basis on which to allocate a percentage of equity capital to equity awards.

The Annual Share Increase Amendment would not be effective for this past year and would only affect future annual increases to our share reserve. However, in more recent years, namely as part of the private placement transactions completed in December 2023, October 2024, April 2025 and December 2025, we have issued pre-funded warrants to certain investors. As of March 18, 2026, we had 9,620,002 pre-funded warrants outstanding. By issuing pre-funded warrants, we increased the funds available to progress our research and clinical candidates. Since the Annual Share Increase does not include pre-funded warrants, we have capitalized our Company without proportionally increasing the number of shares of common stock reserved under the 2023 Plan. We are seeking to remedy this so that we have a proportional number of available shares in our equity-based compensation program to attract and retain talented individuals. Accordingly, we are proposing to amend the Annual Share Increase formula to capture pre-funded warrants.

Why You Should Vote to Approve the 2026 Plan

The 2026 Plan Will Provide Sufficient Shares for Us to Meet Our Forecasted Equity Needs

If this Proposal 3 is approved by our stockholders, then the 2026 Plan will succeed the 2023 Plan and we will have a total of 4,054,937 shares available for grant under the 2026 Plan after our Annual Meeting, which includes 2,920,000 new shares available for grant pursuant to the 2026 Plan Share Increase after our Annual Meeting, plus 146,670 shares, which represent the shares remaining available for issuance under the 2023 Plan, plus the Returning Shares as such shares become available from time to time.

The 2026 Plan Share Increase will provide sufficient shares for issuance under the 2026 Plan to meet our estimated near-term equity compensation needs for our current and future employees, non-employee directors and consultants. We operate in a highly competitive industry and geographies for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be in our best interests or the best interests of our stockholders because it would significantly impact our financial resources to further advance our programs. As a biotechnology company located in the New York City area, we believe that a combination of equity and cash compensation is more appropriate and preferable and meets the expected regional recruiting standards needed to enable us to attract, retain and motivate employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for advancing the development of our product candidates. Furthermore, we do not believe a cash-oriented compensation program would provide the same value to us or our stockholders with respect to long-term employee retention or serve to align employees’ interests with those of our stockholders, in comparison to a program that includes equity awards.

Overhang and Burn Rate

The tables below show our historical overhang and burn rate percentages under the 2023 Plan and reflect the actions we have taken in the past regarding our stock option grants.

Equity Awards Outstanding and Overhang

The following table provides certain additional information regarding our equity incentive program:

All Equity Plans(1)	As of March 18, 2026
Total number of shares of common stock subject to outstanding stock options	988,267
Weighted-average exercise price of outstanding stock options	$26.56
Weighted-average remaining term of outstanding stock options (years)	8.51
Total number of shares of common stock subject to outstanding full value awards	—
Total number of shares of common stock available for grant	146,670

(1)	Our equity plans consist of our 2020 Employee Stock Purchase Plan, 2023 Plan, 2018 Equity Incentive Plan and 2020 Equity Incentive Plan.

As of March 18, 2026
Total number of shares of common stock outstanding	9,847,089
Total number of pre-funded warrants outstanding	9,620,002
Per-share closing price of common stock as reported on the Nasdaq Capital Market	$1.84

Burn Rate

The following table provides detailed information regarding our burn rate for the 2025 fiscal year.

For the Year Ended December 31, 2025
Total number of shares of common stock subject to stock options granted	107,333
Total number of shares of common stock subject to full value awards granted	—
Weighted-average number of shares of common stock outstanding	4,374,328
Burn rate	2.5%

The 2026 Plan Combines Compensation and Governance Best Practices

The 2026 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2026 Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

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Limit on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any fiscal year, including awards granted and cash fees paid to such non-employee director for his or her service as a non-employee director, will not exceed (i) $700,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any stock awards based on the grant date fair value of such stock awards for financial reporting purposes.

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Awards subject to forfeiture/clawback. Awards granted under the 2026 Plan are subject to recoupment in accordance with the terms of any clawback policy that our Board may adopt in the future, and in addition, any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

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No liberal change in control definition. The change in control definition in the 2026 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the 2026 Plan to be triggered.

Summary of the 2026 Plan

The following is a summary of the principal features of the 2026 Plan, together with the applicable tax implications with respect to the 2026 Plan. The summary is qualified by reference to the full text of the 2026 Plan, which is attached as Appendix A to this Proxy Statement.

Purpose

The 2026 Plan is designed to secure and retain the services of our employees and directors, provide incentives for our employees and directors to exert maximum efforts for the success of our Company and its affiliates, and provide a means by which our employees and directors may be given an opportunity to benefit from increases in the value of our common stock. From and after 12:01 a.m. Eastern time on the date of the approval of the 2026 Plan by our stockholders (the “2026 EIP Effective Date”), no additional stock awards will be granted under the 2023 Plan.

Types of Awards

The 2026 Plan provides for the grant of ISOs, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards.

Stock Subject to the 2026 Plan

Subject to adjustment for certain changes in our capitalization, if this Proposal 3 is approved by our stockholders, the aggregate number of shares of our common stock reserved for issuance under the 2026 Plan will be 4,054,937 shares, which number includes (1) 2,920,000 new shares, plus (2) 146,670 shares, which represent the shares remaining available for issuance under the 2023 Plan, plus (3) the Returning Shares (as defined below), if any, as such shares become available from time to time. The number of shares of our common stock reserved for issuance under the 2026 EIP will automatically increase on January 1 of each year, for a period of 10 years, beginning on January 1, 2027 and continuing through January 1, 2037, by 5% of the total number of shares of our common stock, plus the total number of shares of common stock issuable upon settlement of pre-funded warrants (if any), in each case outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board.

The following shares of our common stock (collectively, the “Returning Shares”) will become available again for issuance under the 2026 Plan: (i) any shares under the 2026 Plan, the 2023 Plan, the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) and the Company’s 2018 Equity Incentive Plan (collectively with the 2023 Plan and 2020 Plan, the “Prior Plans”) subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares under the 2026 Plan and the Prior Plans subject to a stock award that are not issued because such stock award is settled in cash; (iii) any shares under the 2026 Plan and the Prior Plans issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares; and (iv) any shares under the 2026 Plan and the Prior Plans reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

As of March 18, 2026, and assuming stockholders approve this Proposal 3, the number of shares that will then be initially available for issuance will be 4,054,937.

Eligibility

All of our employees, consultants and non-employee directors are eligible to participate in the 2026 Plan and may receive all types of awards other than ISOs. ISOs may be granted under the 2026 Plan only to our (including our affiliates’) employees.

As of March 18, 2026, we had 18 employees, five non-employee directors and approximately 5 consultants.

Non-Employee Director Compensation Limit

Under the 2026 Plan, the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any fiscal year, including awards granted and cash fees paid to such non-employee director for his or her service as a non-employee director, will not exceed (i) $700,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any stock awards based on the grant date fair value of such stock awards for financial reporting purposes.

Administration

The 2026 Plan will be administered by our Board, which may in turn delegate authority to administer the 2026 Plan to a committee. Our Board has delegated concurrent authority to administer the 2026 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 3.

Subject to the terms of the 2026 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2026 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2026 Plan.

The Plan Administrator may also delegate to one or more persons or bodies the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Board will specify the total number of shares of our common stock that may be subject to the stock awards granted by such persons or bodies. Such persons or bodies may not grant a stock award to themself and neither the Board nor any committee may delegate authority to any person or body (who is not a member of the Board or such body that is not comprised solely of members of the Board) the authority to determine the fair market value of our common stock for purposes of the 2026 Plan.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2026 Plan, the Plan Administrator will have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders.

Stock Options

Stock options may be granted under the 2026 Plan pursuant to stock option agreements. The 2026 Plan permits the grant of stock options that are intended to qualify as ISOs and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the 2026 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on ISOs” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2026 Plan may not exceed 10 years and, in some cases (see “Limitations on ISOs” below), may not exceed five years.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 3 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2026 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2026 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) a broker-assisted cashless exercise; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2026 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2026 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2026 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2026 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order, official marital settlement agreement or other divorce or separation instrument. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the exercise price of the ISO is at least 110% of the fair market value of our common stock on the date of grant, and the term of the ISO does exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2026 Plan is 20,000,000 shares, if the proposed amendments to the 2026 Plan are approved by stockholders under this Proposal 3, otherwise 41,000,000 shares under the 2023 Plan.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2026 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2026 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2026 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2026 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Stock Awards

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2026 Plan. Subject to the terms of the 2026 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2026 Plan are subject to recoupment in accordance with our Incentive Compensation Recoupment Policy, as may be amended from time to time, and with any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2026 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards; and (iv) the class(es) of securities by which the share reserve is to increase automatically each year.

Corporate Transaction

The following applies to stock awards under the 2026 Plan in the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the 2026 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award over (ii) any exercise price payable by such holder in connection with such exercise. Under the 2026 Plan, a corporate transaction is defined to include: (i) a sale of all or substantially all of our assets; (ii) the sale or disposition of more than 50% of our outstanding securities; (iii) the consummation of a merger or consolidation where we do not survive the transaction; and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder.

Plan Amendments and Termination

The Board (or a committee of one or more directors delegated by the Board) will have the authority to amend or terminate the 2026 Plan at any time. However, except as otherwise provided in the 2026 Plan or an award agreement, no amendment or termination of the 2026 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the 2026 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2026 Plan after the tenth anniversary of the Amendment Date.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2026 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2026 Plan. The 2026 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

NSOs

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Except as described below in connection with the deduction limit under 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

ISOs

The 2026 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. As a result, compensation (including compensation pursuant to awards granted under the 2026 Plan) paid to any of our “covered employees” under Section 162(m) of the Code in excess of $1 million per taxable year generally will not be deductible.

New Plan Benefits Under 2026 Plan

2026 Plan
Name and position	Dollar value		Number of shares
William Ho, Chief Executive Officer	—	(1)	—	(1)
Kate Rochlin, President and Chief Operating Officer	—	(1)	—	(1)
Patrick McCall, Chief Financial Officer	—	(1)	—	(1)
All current executive officers as a group	—	(1)	—	(1)
All current directors who are not executive officers as a group	—	(2)	—	(2)
All employees, including all current officers who are not executive officers, as a group	—	(1)	—	(1)

(1)

Awards granted under the 2026 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2026 Plan, and our Board and our Compensation Committee have not granted any awards under the 2026 Plan subject to stockholder approval of this Proposal 3. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2026 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2026 if the 2026 Plan had been in effect, are not determinable.

(2)

Non-employee directors are eligible for awards pursuant to our non-employee director compensation policy. After the date of the Annual Meeting, initial and annual awards under our non-employee director compensation policy will be granted under the 2026 Plan if this Proposal 3 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section below.

Equity Compensation Plan Information

Please see the section of this Proxy Statement entitled “Equity Compensation Plan Information” for certain information with respect to compensation plans under which our equity securities are authorized for issuance.

Effectiveness of the 2026 Plan

If this Proposal 3 is approved by our stockholders, the 2026 Plan will become effective as of the date of the Annual Meeting and no additional awards will be granted under the 2023 Plan. If this Proposal 3 is not approved by our stockholders, then the 2026 Plan will not become effective and the 2023 Plan will continue to be effective in accordance with its current terms.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE AMENDED AND RESTATED 2026 EQUITY INCENTIVE PLAN

(PROPOSAL 3 ON YOUR NOTICE OF INTERNET AVAILABILITY)

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement:

Name	Age	Position(s)
William Ho	50	Chief Executive Officer, Director and Co-Founder
Kate Rochlin, Ph.D.	45	President and Chief Operating Officer
Patrick McCall	43	Chief Financial Officer
Lawrence Lamb, Ph.D.	72	Executive Vice President, Chief Scientific Officer, and Co-Founder

Biographical information for Mr. Ho is included above with the director biographies under the caption “Information Regarding Director Nominees and Continuing Directors.”

Kate Rochlin, PhD. has served as our Chief Operating Officer since December 2021 and as our President since February 2026. She previously served as our Vice President of Operations and Innovation from December 2020 until December 2021 and as our Associate Vice President of Operations and Innovation from August 2020 until December 2020. Since February 2013, Dr. Rochlin has served as a Project Principle and since October 2019 on the board of directors of the Solution Lab, Inc., a nonprofit organization that provides Ph.D. and MBA students real-world consulting experiences. From March 2020 until August 2020, Dr. Rochlin served as the Chief Business Officer of Curadigm SAS, a private nanotechnology company. Previously, she served as Curadigm’s Director of Business Development from March 2019 to August 2020. Prior to that, Dr. Rochlin Served as Director of Scientific Affairs for Filament BioSolutions Inc., a private biotechnology company, from March 2016 until April 2019. From September 2012 to January 2017, she was a Co-founder and the Chief Scientific Officer of Immunovent, LLC, a biotechnology company focused on commercialization of technologies for diagnosing allergies, and then served as a Scientific and Business Advisor to Immunovent, LLC from January 2017 until March 2019. Dr. Rochlin received a Ph.D. in Cell and Developmental Biology from Weill Cornell University and a B.A. with double majors in Molecular Biology and History and Sociology of Science (HSSC) from the University of Pennsylvania.

Patrick McCall has served as our Chief Financial Officer since February 2021. Prior to joining us, Mr. McCall served as Vice President of Finance at Turnstone Biologics Corp., a public clinical-stage biotechnology company, focused on cancer immunotherapies. In this role Mr. McCall supported multiple financing rounds, collaborations with global pharmaceutical companies, an acquisition in the immunotherapy space, while also leading the build out of the company’s finance and accounting functions. Prior to that Mr. McCall served as Corporate Controller at Catalyst Biosciences, Inc., a publicly traded clinical-stage biopharmaceutical company focused on developing hemophilia treatments. While at Catalyst Biosciences, Mr. McCall was part of the team that successfully completed the company’s initial public offering and he was responsible for SEC reporting, accounting, financial planning and analysis, and procurement. Previously, he spent 11 years in a variety of finance, accounting, and operational roles at companies such as Apple, Inc., Chubb Limited, and Deloitte LLP. Mr. McCall is an active Certified Public Accountant and holds an MBA from Cornell University and a B.S. in Accounting from Drexel University.

Lawrence Lamb, Ph.D. is our co-founder and has served as our Executive Vice President and Chief Scientific Officer since November 2018 and as the Chair of our Scientific Advisory Board since December 2017. From April 2004 to December 2018, Dr. Lamb was a Professor of Medicine at the University of Alabama at Birmingham (“UAB”) specializing in transplantation immunology and also served as the Director of the UAB Cell Therapy Laboratory in the Bone Marrow Transplant and Cellular Therapy department. Prior to that, from 1995 to 2004, he served as faculty (Assistant and Associate Professor) at the University of South Carolina School of Medicine. Dr. Lamb received two postdoctoral fellowships, one from University of South Carolina-Columbia and another from South Carolina Cancer Center. He also received a Ph.D. and an M.S. from University of South Carolina-Columbia and a B.S. from Medical College of Georgia.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

Our named executive officers for the year ended December 31, 2025, consisting of our principal executive officer and the next two most highly compensated executive officers who were serving in such capacity as of December 31, 2025, are:

•	William Ho, our Chief Executive Officer;

•	Kate Rochlin, Ph.D., our President and Chief Operating Officer; and

•	Patrick McCall, our Chief Financial Officer.

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our named executive officers during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
William Ho	2025	397,800	210,320	336,600	9,000	(5)	953,720
Chief Executive Officer	2024	552,840	888,672	—	12,000	(6)	1,453,512
Kate Rochlin, Ph.D.	2025	417,872	78,128	192,850	—		688,850
President and Chief Operating Officer	2024	457,583	329,500	—	3,000	(7)	790,083
Patrick McCall	2025	404,950	79,062	184,184	9,000	(5)	677,196
Chief Financial Officer	2024	438,317	330,060	—	12,000	(6)	780,377

(1)	Salary amounts represent actual amounts earned during the applicable year. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)

Amounts represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers. For additional information on these awards, please see “—Outstanding Equity Awards at Fiscal Year-End.”

(3)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(4)

The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “—Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Bonus.”

(5)	Amount represents medical waiver contributions.
(6)	Amount represents (i) $3,000 of employer matching contribution under the 401(k) plan and (ii) $9,000 of medical waiver contributions.
(7)	Amount represents employer matching contribution under the 401(k) plan.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skillset, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

On September 4, 2024, we announced that, to reduce costs while continuing to pursue our revised strategic plan, the Board approved, and management implemented, a workforce reduction (the “Workforce Reduction”). In connection with the Workforce Reduction, the executive management team and the Board agreed to an 11% reduction in their cash compensation, effective as of September 1, 2024 (“2024 Salary Reductions”). Mr. Ho, Dr. Rochlin and Mr. McCall’s annual base salaries were reduced from $612,000, $475,000 and $455,000, respectively, to $544,680, $404,950 and $422,750, respectively. In addition, Mr. Ho’s annual base salary was further reduced from $544,680 to $397,800 in connection with the 2024 Private Placement, and such reduction remained in effect until December 31, 2025.

In February 2026, the Board and Compensation Committee, as applicable, approved increases in the annual base salaries of Mr. Ho, Dr. Rochlin and Mr. McCall to $644,500, $535,100 and $489,100, respectively. These increases were effective as of January 1, 2026.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We have historically used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. In connection with our annual grant process, in February 2025, the Board granted each of Mr. Ho, Dr. Rochlin and Mr. McCall a stock option to purchase 30,415 shares, 11,297 shares and 11,433 shares of our common stock, respectively, at an exercise price of $8.70 per share under the Amended and Restated 2023 Equity Incentive Plan (“2023 Plan”). Each option award vests one-fourth (1/4th) on the first anniversary of the grant date with the remainder of the award vesting in 36 equal monthly installments thereafter, subject to the executive’s continuous service with us through each vesting date.

Annual Performance-Based Bonus

We develop a performance-based bonus program annually. Under the annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of base salary, (2) the percentage attainment of our corporate goals established by our Board in its sole discretion and communicated to each officer, and (3) the percentage attainment of individual performance goals established by the Board in its sole discretion and communicated to each officer. Mr. Ho’s bonus is based 100% on corporate performance, and each of Dr. Rochlin’s and Mr. McCall’s bonus is based 90% on corporate performance and 10% on individual performance. For 2025, the Board determined that the percentage attainment level for each of Mr. Ho, Dr. Rochlin and Mr. McCall was 100%, 115% and 112%, respectively, based on a 100% corporate goal achievement. Accordingly, the Board approved performance-based bonuses for each of the named executive officers as reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2025. Prior to the 2020 Plan becoming effective on July 29, 2021, all equity awards were granted pursuant to our 2018 Plan. The 2023 Plan succeeded the 2020 Plan, effective as of June 15, 2023. Upon effectiveness of the 2023 Plan, all equity awards have been granted pursuant to that plan.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
William Ho	10/5/2020	6,083	—		$202.19	10/4/2030
	7/29/2021	7,349	—		$300.00	07/28/2031
	2/15/2022	8,129	353	(1)	$128.40	2/14/2032
	10/21/2022	2,775	—		$44.40	10/21/2032
	4/14/2023	8,753	4,378	(1)	$36.30	4/14/2033
	6/21/2023	8,206	4,925	(1)	$60.30	6/21/2033
	2/7/2024	7,669	9,064	(1)	$36.60	2/7/2034
	9/4/2024	8,332	8,334	(2)	$14.10	9/4/2034
	12/19/2024	39,609	—		$7.20	12/19/2034
	2/5/2025	—	30,415	(1)	$8.70	2/4/2035
Kate Rochlin, Ph.D.	10/5/2020	1,566	—		$202.19	10/5/2030
	2/1/2021	1,386	—		$160.80	2/1/2031
	7/29/2021	1,166	—		$300.00	7/29/2031
	2/15/2022	3,065	134	(1)	$128.40	2/15/2032
	10/21/2022	2,018	—		$44.40	10/21/2032
	4/14/2023	4,444	2,222	(1)	$36.30	4/14/2033
	6/21/2023	1,410	849	(1)	$60.30	6/21/2033
	2/7/2024	2,839	3,360	(1)	$36.60	2/7/2034
	9/4/2024	4,166	4,167	(2)	$14.10	9/4/2034
	12/19/2024	10,094	—		$7.20	12/19/2034
	2/5/2025	—	11,297	(1)	$8.70	2/4/2035
Patrick McCall	2/1/2021	6,293	—		$160.80	1/31/2031
	7/29/2021	1,332	—		$300.00	7/28/2031
	2/15/2022	2,699	117	(1)	$128.40	2/14/2032
	10/21/2022	1,993	—		$44.40	10/21/2032
	4/14/2023	4,444	2,222	(1)	$36.30	4/14/2033
	6/21/2023	1,812	1,092	(1)	$60.30	6/21/2033
	2/7/2024	2,884	3,415	(1)	$36.60	2/7/2034
	9/4/2024	4,166	4,167	(2)	$14.10	9/4/2034
	12/19/2024	9,669	—		$7.20	12/19/2034
	2/5/2025	—	11,433	(1)	$8.70	2/4/2035

(1)

Of the shares underlying this option, 25% vested on the first anniversary of the Grant Date and the remaining shares vest in 36 equal monthly installments thereafter, subject to the executive officer’s continuous service.

(2)

Of the shares underlying this option, 25% vest on the six-month anniversary of the grant date, 25% vest on the one-year anniversary of the grant date, and the remaining 50% vest on the 18-month anniversary of the grant date, subject to the executive’s continuous service.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary and annual target bonus. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard employee confidential information and invention assignment agreement, which includes, among other things, non-solicitation and non-competition provisions.

William Ho

We have an amended and restated employment agreement with William Ho, our Chief Executive Officer. Mr. Ho’s current annual base salary is $644,500 and his target annual performance bonus opportunity is 55% of his annual base salary.

If we terminate Mr. Ho’s employment with us without “cause” or he terminates his employment for “good reason” (each as defined in his amended employment agreement), he will receive the following severance payments and benefits if he timely executes and does not revoke a release of claims in our favor and complies with certain restrictive covenants and continuing obligations: (i) a lump sum severance payment equal to 18 months of his then-current annual base salary and (ii) accelerated vesting of the then-unvested portion of each of his outstanding time-based equity awards that would have become vested had he remained employed by us for an additional 18 months following his termination.

If Mr. Ho’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control,” as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the greater of 18 months of his base salary prior to the 2024 Salary Reduction or 18 months of his then-current annual base salary and 150% of his annual current target performance bonus in effect as of the change in control, (b) full accelerated vesting on all of his unvested equity awards and (c) payment on his behalf of up to 18 months of health insurance benefits continuation. If Mr. Ho’s employment is terminated without cause or he terminates his employment for good reason between 12 months and 18 months after a “change in control,” as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to 18 months of his then-current annual base salary, (b) 150% of his annual current target performance bonus in effect as of the change in control and (c) payment on his behalf of up to 18 months of health insurance benefits continuation.

Kate Rochlin, Ph.D.

We have an employment agreement with Kate Rochlin, our President and Chief Operating Officer. Dr. Rochlin’s current annual base salary is $535,100 and her target annual performance bonus opportunity is 40% of her annual base salary.

If we terminate Dr. Rochlin’s employment with us without “cause” or she terminates her employment for “good reason” (each as defined in her employment agreement), she will receive: (i) a lump sum severance payment equal to the sum of 12 months of her then-current annual base salary for 12 months; (ii) to the extent Dr. Rochlin achieved any of the performance goals for such calendar year, a prorated bonus, subject to her timely execution and non-revocation of a release of claims in our favor and compliance with certain restrictive covenants and continuing obligations; and (iii) payment on her behalf of up to 12 months of health insurance benefits continuation.

If Dr. Rochlin’s employment is terminated without cause or she terminates her employment for good reason within three months prior to or 12 months after a “change in control,” as defined in her employment agreement, she is instead entitled to (a) a lump sum severance payment equal to the 12 months of her then-current annual base salary (b) 100% of her annual current target performance bonus in effect as of the change in control, (c) full accelerated vesting on all of her unvested equity awards and (d) payment on her behalf of up to 12 months of health insurance benefits continuation.

Patrick McCall

We have an employment agreement with Patrick McCall, our Chief Financial Officer. Mr. McCall’s current annual base salary is $489,100 and his target annual performance bonus opportunity is 40% of his annual base salary.

If we terminate Mr. McCall’s employment with us without “cause” or he terminates his employment for “good reason” (each as defined in his employment agreement), he will receive: (i) a lump sum severance payment equal to 12 months of his then-current annual base salary; (ii) to the extent Mr. McCall achieved any of the performance goals for such calendar year, a prorated bonus, subject to his timely execution and non-revocation of a release of claims in our favor and compliance with certain restrictive covenants and continuing obligations; and (iii) payment on his behalf of up to 12 months of health insurance benefits continuation.

If Mr. McCall’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control,” as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to 12 months of his then-current annual base salary, (b) 100% of his annual current target performance bonus in effect as of the change in control, (c) full accelerated vesting on all of his unvested equity awards and (d) payment on his behalf of up to 12 months of health insurance benefits continuation.

Potential Payments and Benefits Upon Termination or Change in Control
The employment agreements for our named executive officers provide for severance and change in control benefits as described above under “—Employment Arrangements.”
Health and Welfare and Retirement Benefits; Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.
401(k) Plan
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax
or
after-tax
(Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to $3,000 of their compensation. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified
retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.
Clawback Policy
We have adopted an Incentive Compensation Recoupment Policy (the “
Clawback Policy
”) designed to comply with Rule
10D-1
of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.
Policies and Practices Related to the Grant of Certain Equity
Awards
Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire
option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee
directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of our stockholders, respectively, pursuant to the non-employee
director compensation policy, as further described under the heading, “Director Compensation—Cash and Equity Compensation” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“
MNPI
”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

The following table is being provided pursuant to Item 402(x)(2) of Regulation
S-K.

Name (a)	Grant date (b)	Number of securities underlying the award (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award ($) (e)
Percentage change in the closing
market price of the securities
underlying the award between
the trading day ending
immediately prior to the
disclosure of material nonpublic
information and the trading day
beginning immediately following
the disclosure of material
nonpublic information

(f)

William Ho	2/5/2025 2/5/2025	30,415 30,415	8.70 8.70	210,320 210,320	(2.5 7.7	%) (1) % (2)
Kate Rochlin, Ph.D.	2/5/2025 2/5/2025	11,297 11,297	8.70 8.70	78,128 78,128	(2.5 7.7	%) (1) % (2)
Patrick McCall	2/5/2025 2/5/2025	11,433 11,433	8.70 8.70	79,062 79,062	(2.5 7.7	%) (1) % (2)

(1)
On February 7, 2025, we filed a Form
8-K
disclosing (i) under Item 3.01 that we had received a notice from Nasdaq informing us that we had been granted an additional 180 calendar days to regain compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), and (ii) under Item 5.08 that we had established the date of our 2025 Annual Meeting of Stockholders, which date was more than 30 days before from the anniversary date of our 2024 Annual Meeting of Stockholders, to inform stockholders of the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations. This option grant was awarded in the ordinary course as part of the Company’s annual compensation determinations.

(2)
On February 11, 2025, we filed a Form
8-K
disclosing under Item 8.01 that we had
issued
a press release announcing the presentation of updated data from our Phase 1 trial of
INB-100
at the 2025 Tandem Meetings | Transplantation & Cellular Therapy Meetings of ASTCT and CIBMTR. This option grant was awarded in the ordinary course as part of the Company’s annual compensation determinations.

Director Compensation

Non-Employee Director Compensation Policy

Our non-employee director compensation policy, as amended from time to time, is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chairperson of each committee will receive a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board or the applicable committee.

In connection with the Workforce Reduction, the Board agreed to an 11% reduction in their cash compensation, effective as of September 1, 2024. The following table reflects the retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member during 2025:

Position	Annual Service Retainer ($)	Chairperson Additional Retainer ($)
Board of Directors	35,600	57,850
Audit Committee	8,900	13,350
Compensation Committee	4,450	8,900
Nominating and Corporate Governance Committee	3,560	7,120
Science and Technology Committee	6,675	13,350

The following table reflects the retainers to be paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member, effective as of January 1, 2026:

Position	Annual Service Retainer ($)	Chairperson Additional Retainer ($)
Board of Directors	40,000	65,000
Audit Committee	10,000	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	4,000	8,000
Science and Technology Committee	7,500	15,000

Pursuant to our non-employee director compensation policy that became effective as of September 1, 2024, each non-employee director elected to our Board was entitled to receive an option to purchase 2,243 shares of our common stock (the “Initial Grant”). Further, on the date of each annual meeting of stockholders, each non-employee director that continued to serve as a non-employee director was entitled to receive an option to purchase 1,121 shares of our common stock (the “Annual Grant”). Effective as of May 8, 2025, the Annual Grant was increased to 2,150 shares of common stock. Effective as of January 1, 2026, the Initial Grant increased to 30,200 shares of common stock and the Annual Grant increased to 15,100 shares of common stock.

The shares subject to the Initial Grant will vest monthly over a three-year period, subject to the director’s continued service as a director. The shares subject to each Annual Grant will vest in equal monthly installments over the 12 months following the date of grant and, notwithstanding the foregoing, will be fully vested on the date of Company’s next annual stockholder meeting, subject to the director’s continued service as a director. The exercise price per share of these options will equal the fair market value of our common stock on the date of grant. All options granted under this policy will vest in full upon the occurrence of a change in control (as defined in the 2023 Plan) prior to the termination of the director’s continuous service.

Each non-employee director may elect to convert his or her cash compensation into an award of restricted stock units, which we refer to as the retainer grant. If a non-employee director timely makes this election, each such retainer grant will be automatically granted on the first business day following the date the corresponding cash compensation otherwise would be paid under the policy and will cover a number of shares of our common stock equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the closing sales price per share of our common stock on the date the corresponding cash compensation otherwise would be paid (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. In addition, each retainer grant will be fully vested on the grant date.

Notwithstanding the foregoing, any member of our Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the Company.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2025. Mr. Ho is a member of our Board, but he did not receive any additional compensation for service as a director. Mr. Ho’s compensation as a named executive officer is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Peter Brandt	61,410	8,276	69,686
Corinne Epperly	46,725	8,276	55,001
Emily Fairbairn	39,160	8,276	47,436
Jeremy Graff	59,185	8,276	67,461
Luba Greenwood	48,950	8,276	57,226
Alan S. Roemer(3)	115,700	8,276	123,976

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the stock and option awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors.

(2)	The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2025:

Name	Option Awards (#)
Peter Brandt	10,914
Corinne Epperly	6,723
Emily Fairbairn	8,260
Jeremy Graff	8,548
Luba Greenwood	8,523
Alan S. Roemer	20,371

(3)	Mr. Roemer resigned from the Board and all committees of the Board effective as of February 28, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of March 18, 2026, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director or executive officer. Information about our 5% or greater stockholders, other than percentages of beneficial ownership, is based solely on Schedules 13G or 13D filed with the SEC. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of March 18, 2026. Options and warrants to purchase shares of our common stock that are exercisable within 60 days of March 18, 2026, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 9,847,089 shares of our common stock outstanding as of March 18, 2026. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% and Greater Stockholders:
Alyeska Master Fund, L.P.(1)	986,636	9.9%
Lytton-Kambara Foundation(2)	993,016	9.9%
Entities affiliated with Franklin Biotechnology(3)	914,531	9.3%
683 Capital Management, LLC(4)	770,444	7.8%
Stonepine Capital Management, LLC(5)	688,979	6.9%
Directors and Named Executive Officers:
William Ho(6)	258,666	2.6%
Kate Rochlin(7)	51,847	*
Patrick McCall(8)	55,744	*
Peter Brandt(9)	118,042	1.2%
Corinne Epperly(10)	11,726	*
Emily Fairbairn(11)	939,446	9.3%
Jeremy Graff(12)	8,767	*
Luba Greenwood(13)	8,783	*
All current directors and executive officers as a group (9 people)	1,506,671	14.5%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of (a) 957,484 shares and (b) 29,162 shares issuable upon exercise of warrants that are immediately exercisable. Excludes a total of 2,915,134 shares issuable upon exercise of warrants, which warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 9.99%. The holders of the warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. The registered address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.
(2)

Consists of (a) 900,000 shares and (b) 93,016 shares issuable upon exercise of warrants that are immediately exercisable. Excludes 999,737 shares issuable upon exercise of warrants, which warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 9.99%. The holders of the warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. Laurence Lytton is the President of the Lytton-Kambara Foundation and has sole voting and dispositive power with respect to the securities held by the Lytton-Kambara Foundation. The business address of the Lytton-Kambara Foundation and Mr. Lytton is 467 Central Park West, 17-A, New York, NY 10025.

(3)

Consists of 914,531 shares. Excludes (a) 120,000 shares issuable upon exercise of warrants held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund (“Franklin Templeton”) and (b) 69,673 shares issuable upon exercise of warrants held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund (“Franklin Strategic”), which warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 4.99%. The holders of the warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. The shares reported herein are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (“Investment Management Subsidiaries”) of Franklin Resources Inc. (“FRI”). When an investment management contract (including a sub advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) may each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in any of such securities. Additional information regarding the beneficial ownership of these shares may be found in the Schedule 13G filed by FRI with the SEC on January 29, 2026. Franklin Advisers, Inc., an SEC registered broker-dealer, is the investment adviser to both Franklin Strategic and Franklin Templeton. Evan McCulloch is the portfolio manager for both Franklin Strategic and Franklin Templeton. Mr. McCulloch may be deemed to have voting and investment power over the securities held by Franklin Strategic and Franklin Templeton. The address of FRI and Franklin Strategic is One Franklin Parkway San Mateo, CA 94403-1906. The address of Franklin Templeton is 8A Rue Albert Borschette, 1246 Kirchberg, Luxembourg.

(4)

Consists of (a) 724,637 shares and (b) 45,807 shares issuable upon exercise of warrants that are immediately exercisable in each case held by 683 Capital Partners, LP. The securities held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners, LP and Mr. Zweiman share voting and dispositive power with respect to the securities held by 683 Capital Partners, LP. The address of 683 Capital Partners, LP is 1700 Broadway, Suite 4200, New York, NY 10019.

(5)

Consists of (a) 679,421 shares and (b) 9,558 shares issuable upon exercise of warrants that are immediately exercisable in each case held by Stonepine Capital, LP. Excludes 919,717 shares issuable upon exercise of warrants, which warrants may not be exercised if immediately prior to or as a result of such exercise would result in beneficial ownership by a holder, together with that of its affiliates and any member of a Section 13(d) group, of more than 6.99%. The holders of the warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 19.99% by providing us with at least 61 days’ prior notice of any increase. Jon M. Plexico exercises voting and investment discretion with respect to the securities held by Stonepine Capital, LP and as such may be deemed to beneficially own the securities held by Stonepine Capital, LP. The address of Stonepine Capital, LP and Mr. Plexico is 2900 NW Clearwater Drive, Ste 100-11, Bend, OR 97703.
(6)

Consists of (a) 121,168 shares held by Mr. Ho, (b) 4,866 shares held by Mr. Ho’s children, (b) 3,648 shares held by other relatives of Mr. Ho over which Mr. Ho has voting power pursuant to a voting proxy, (d) 9,683 shares issuable upon exercise of warrants held by Mr. Ho that are immediately exercisable and (e) 119,301 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026.

(7)

Consists of (a) 9,085 shares, (b) 1,252 shares underlying outstanding warrants that are immediately exercisable and (c) 41,510 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026.

(8)

Consists of (a) 9,482 shares, (b) 1,526 shares underlying outstanding warrants that are immediately exercisable and (c) 44,736 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026.

(9)

Consists of (a) 95,181 shares held by Mr. Brandt, (b) 3,509 shares held by The Peter C. Brandt 2020-4 GRAT (the “GRAT”), (c) 8,438 shares underlying outstanding warrants that are immediately exercisable and (d) 10,914 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026. Mr. Brandt is the trustee of the GRAT and, as such, has voting and investment power over the shares held by the GRAT.

(10)

Consists of (a) 2,732 shares, (b) 2,732 shares underlying outstanding warrants that are immediately exercisable and (c) 6,262 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026.

(11)

Consists of (a) 923 shares held by Ms. Fairbairn through an individual retirement account (the “Roth IRA”), (b) 3,044 shares held by Valley High Limited Partnership (“Valley High”), (c) 724,637 shares held by the Malcolm and Emily Fairbairn 2010 CRUT (the “CRUT”), (d) 202,582 shares underlying outstanding warrants held by the CRUT that are immediately exercisable and (e) 8,260 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026. Ms. Fairbairn exercises control over the Roth IRA and, as such, has voting and investment power over the shares held by the Roth IRA. Ms. Fairbairn’s spouse, Malcolm Fairbairn, is the sole managing partner of Valley High and has voting and investment power over the shares held by Valley High. Ms. Fairbairn and Mr. Fairbairn both exercise control over the CRUT and, as such, have voting and investment power over the shares held by the CRUT.

(12)

Consists of (a) 151 shares, (b) 68 shares underlying outstanding warrants that are immediately exercisable, and (c) 8,548 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026.

(13)

Consists of (a) 982,061 shares, (b) 226,335 shares underlying outstanding warrants that are immediately exercisable and (c) 31,233 shares underlying outstanding options that are or will be immediately exercisable within 60 days of March 18, 2026.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that our executive officers and directors and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2025, except that one report, covering an amendment to an outstanding warrant to purchase common stock, resulting in the deemed cancellation of the “old” warrant and the grant of a “replacement” warrant, and the exchange of a warrant to purchase common stock for a pre-funded warrant to purchase common stock and a cash payment, was filed late by William Ho; one report, covering amendments to two outstanding warrants to purchase common stock, resulting in the deemed cancellation of the “old” warrants and the grant of a “replacement” warrant, and the exercise of a warrant to purchase common stock, was filed late by each of Patrick McCall and Kate Rochlin; one report, covering amendments to two outstanding warrants to purchase common stock, resulting in the deemed cancellation of the “old” warrants and the grant of a “replacement” warrant, and the exercise of two warrants to purchase common stock, was filed late by Alan Roemer; one report, covering an amendment to an outstanding warrant to purchase common stock, resulting in the deemed cancellation of the “old” warrant and the grant of a “replacement” warrant, was filed late by each of Lawrence Lamb, Jeremy Graff and Corinne Epperly; and one report, covering the purchase of a pre-funded warrant to purchase common stock in exchange for the surrender for cancellation of two outstanding warrants to purchase common stock and a cash payment, was filed late by each of Aaron Fletcher and Leslie Kreis on behalf of themselves and related reporting persons, who were beneficial owners of more than 10% of our common stock, with respect to the same series of transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2018 Equity Incentive Plan	45,166	165.25	—	(2)
2020 Plan	109,449	97.77	—	(2)
2023 Plan	347,412	20.58	116,866	(3)
2020 Employee Stock Purchase Plan	—	—	26,260	(4)
Equity compensation plans not approved by security holders	—	—	—

Total	502,027	50.42	143,126

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)

Following the adoption of the 2020 Plan, no additional stock awards have been or will be granted under the 2018 Plan. Following adoption of the 2023 Plan, no additional stock awards have been or will be granted under the 2020 Plan. Any shares becoming available under the 2018 Plan or 2020 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2023 Plan.

(3)

The number of shares of common stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero).

(4)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31 and (ii) 13,333, or such lesser number of shares as determined by our Board.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Transactions with Related Persons

We have adopted a written related party transaction policy in which all proposed related party transactions must be approved by either (i) our full Board in the case of executive officers and directors or (ii) with respect to all other related parties, our Nominating and Corporate Governance Committee. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” were or are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Transactions involving compensation for services, including equity awards, provided to us as an employee, consultant or director will not be considered related person transactions under this policy. For more information regarding our compensation arrangements and equity awards granted to our directors and named executive officers, see the sections titled “Executive Officer and Director Compensation—Executive Compensation” and “Executive Officer and Director Compensation—Director Compensation.”

A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Certain Related Person Transactions

Other than compensation arrangements for our directors and executive officers, below we describe transactions since January 1, 2024 to which we have been or will be a participant, in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of December 31, 2025 and 2024; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Participation in 2025 Private Placement

In December 2025, we entered into a securities purchase agreement (the “2025 Purchase Agreement”) with multiple investors (the “2025 Private Placement”), pursuant to which we agreed to issue and sell shares of common stock, and, in lieu of common stock, pre-funded warrants (“PFWs”) to purchase shares of common stock in up to two closings. At the initial closing of the 2025 Private Placement on December 22, 2025, we issued an aggregate of 5,127,029 shares of common stock at a purchase price of $1.38 per share (the “Share Price”) and 9,452,677 PFWs at a purchase price of $1.3799 per PFW (the “PFW Price”), for aggregate gross proceeds of approximately $20.1 million, before deducting placement agent fees and other private placement expenses. The PFWs have an exercise price of $0.0001 per share, are exercisable immediately and are exercisable until the PFW is exercised in full.

Pursuant to the 2025 Purchase Agreement, subject to the occurrence of the Second Closing Trigger (as defined below), we also agreed to issue and sell in a second closing (the “Second Closing”) up to an additional

14,579,706 shares of common stock or PFWs in lieu of common stock, at the Share Price and the PFW Price, respectively, for additional aggregate gross proceeds of approximately $20.1 million, before deducting placement agent fees and other private placement expenses. The Second Closing Trigger shall occur upon (i) the achievement, during the period commencing on the date of the initial closing and ending on December 31, 2026, of the presentation by us of animal model data for our INB-619 product candidate (the “INB-619 Milestone”), and (ii) either (A) the achievement of a volume weighted average price per share of equal to or greater than 200% of the Share Price (subject to appropriate, proportional adjustment for any stock splits or combinations of the common stock occurring after the date of the 2025 Purchase Agreement) measured during any five consecutive trading days during the 90 trading days following the date of our first announcement via a press release or Current Report on Form 8-K of the occurrence of the INB-619 Milestone (such period the “Measurement Period” and such price threshold requirement, the “Price Threshold”) or (b) our receipt of a written notice signed by the investors holding a majority of the securities sold in the 2025 Private Placement and then outstanding and delivered to the Company during the Measurement Period that waives the Price Threshold for purposes of the Second Closing.

Pursuant to the 2025 Purchase Agreement, we may, at our sole discretion, elect to reduce the investors’ committed investment amounts for the Second Closing, on a pro rata basis, by an amount equal to any cash proceeds received from any licensing, partnership or other collaboration agreements that are not attributable to the issuance of any equity or equity-linked securities. We also granted each investor the right until December 31, 2026 to participate in a subsequent equity financing of the Company up to 200% of the amount equal to such investor’s investment amounts for the initial closing and Second Closing (as adjusted pursuant to our reduction right described above).

The table below sets forth the aggregate number of shares of our common stock and PFWs purchased by our directors and officers and the holders of more than 5% of our common stock and affiliates in the 2025 Private Placement.

Name	Number of Shares	Number of Warrant Shares Underlying Pre-Funded Warrants	Aggregate Purchase Price ($)
Alyeska Master Fund, L.P.	875,000	2,748,188	4,999,724.62
Malcolm and Emily Charitable Remainder Unitrust 2010(1)	724,637	—	999,999.06
Peter Brandt	72,464	—	100,000.32
William Ho	36,232	—	50,000.16
Kate Rochlin	7,247	—	10,000.86
Patrick McCall	7,247	—	10,000.86

Total:	1,722,827	2,748,188	6,169,725.88

(1)	Emily Fairbairn, a member of our Board, is a trustee of the Malcolm and Emily Charitable Remainder Unitrust 2010.

Participation in 2024 Private Placement

In September 2024, we entered into a securities purchase agreement (the “2024 Purchase Agreement”) with multiple investors (the “2024 Private Placement”), pursuant to which we issued and sold an aggregate of 1,044,726 units comprising (i) (a) one share of common stock or (b) one pre-funded warrant to purchase one share of common stock (“PFWs”), and, in each case, (ii) one Series C ordinary warrant to purchase one share of common stock (“Series C Warrants”). In connection with the 2024 Private Placement, we issued an aggregate of 856,499 shares of common stock, 188,227 PFWs and 1,044,726 Series C Warrants. The PFWs have an exercise price of $0.003 per share, are exercisable immediately and are exercisable until the PFW is exercised in full. The

Series C Warrants have an exercise price of $8.10 per share, are exercisable immediately and will expire on October 4, 2027. The units were sold at a purchase price of $11.85 per unit (or $11.847 per unit with respect to units that include PFWs in lieu of common stock), for net proceeds of $11.2 million, after deducting private placement fees and expenses. The closing of the 2024 Private Placement occurred on October 4, 2024.

The table below sets forth the aggregate number of shares of our common stock and warrants purchased by our directors and officers and the holders of more than 5% of our common stock and affiliates in the 2024 Private Placement.

Name	Number of Shares	Number of Warrant Shares Underlying Pre-Funded Warrants	Number of Warrant Shares Underlying Series C Ordinary Warrants	Aggregate Purchase Price ($)
AIGH Investment Partners, LP(1)	126,818	—	126,818	1,502,794
WVP Emerging Manager Onshore Fund, LLC – AIGH Series(1)	32,963	—	32,963	390,621
WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series(1)	8,994	—	8,994	106,586
The Hewlett Fund LP	33,755	—	33,755	400,000
Alyeska Master Fund, L.P.	168,776	—	168,776	2,000,000
Bios Clinical Opportunity Fund, LP(2)		23,634	23,634	280,000
Malcolm and Emily Charitable Remainder Unitrust 2010(3)		101,291	101,291	1,200,000
Peter Brandt	8,438	—	8,438	100,000
William Ho	4,219	—	4,219	50,000
Kate Rochlin	843	—	843	10,000
Patrick McCall	843	—	843	10,000
Alan S. Roemer	4,219	—	4,219	50,000

Total:	389,868	124,925	514,793	$6,100,000

(1)	AIGH Investment Partners, LP, WVP Emerging Manager Onshore Fund, LLC – AIGH Series, and WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series are affiliates of AIGH Capital Management, LLC.
(2)	Bios Clinical Opportunity Fund, LP is an affiliate of Bios Equity Partners, LP.
(3)	Emily Fairbairn, a member of our Board, is a trustee of the Malcolm and Emily Charitable Remainder Unitrust 2010.

Also in September 2024, we entered into a registration rights agreement (“2024 Registration Rights Agreement”) with the investors party to the 2024 Purchase Agreement pursuant to which we agreed to register for resale the shares of common stock issued pursuant to the 2024 Purchase Agreement and the common stock underlying the PFWs and Series C Warrants (the “2024 Registrable Securities”). Under the 2024 Registration Rights Agreement, we agreed to file a registration statement covering the resale of the 2024 Registrable Securities no later than 30 days following the closing of the 2024 Private Placement, which we filed in November 2024.

Amended Series A Warrants

In connection with the closing of the 2024 Private Placement, we amended certain of our then outstanding ordinary warrants to purchase common stock, representing approximately 390,462 shares of our Common Stock (the “Amended Series A Warrants”), including (i) 9,971 Series A Warrants held by our directors and officers and (ii) 155,751 Series A Warrants held by holders of more than 5% of our common stock and affiliates, to (a) reduce the exercise price from $37.50 to $13.50 per share and (b) extend the termination date of such Amended Series A warrants to October 4, 2025.

Reduction in Salary of Chief Executive Officer

Also, in connection with the closing of the 2024 Private Placement, Mr. Ho agreed to a further reduction in his annual base salary from $544,680 to $397,800, which remained in effect until December 31, 2025.

Stock Purchase Agreement Amendment and Series B Warrant Amendment

In April 2025, we entered into an amendment to the 2024 Purchase Agreement (the “SPA Amendment”) to amend the restrictions on certain equity sales by us set forth in the 2024 Purchase Agreement. In consideration for the SPA Amendment, we entered into amendments with certain holders of our Series B common stock purchase warrants (“Series B Warrants”) to reduce the exercise price from $45.00 to $13.50 per share, to the extent such warrants were not exercised pursuant to the Warrant Exercises described below.

Warrant Exercises

In April 2025, we entered into privately negotiated letter agreements with certain holders of our Series A Warrants and Series B Warrants. Pursuant to these letter agreements, these holders (the “Participating Holders”) agreed to exercise for cash Series A Warrants for the purchase of an aggregate of 239,297 shares of common stock and Series B Warrants for the purchase of an aggregate of 71,404 shares of common stock (the “Warrant Exercises”), in each case at a reduced exercise price of (a) $5.532 per share for Participating Holders who are directors or executive officers of the Company and (b) $5.352 per share for all other Participating Holders on or before 4:00 p.m. Eastern Time on May 2, 2025 (the “Termination Date”). To the extent these Warrant Exercises were not completed by the Termination Date, the warrants terminated and were no longer be available for exercise.

Warrant Exchanges

In April 2025, we also entered into a privately negotiated letter agreements with Bios Clinical Opportunity Fund, LP, a greater than 5% holder of our common stock, and William Ho, our Chief Executive Officer and a member of our Board, who agreed, in exchange for PFWs to purchase an aggregate of 41,014 shares of common stock at an exercise price of $0.003 per share, to surrender (i) Series A Warrants to purchase an aggregate of 21,873 shares of common stock and (ii) Series B Warrants to purchase an aggregate of 19,141 shares of common stock to the Company for cancellation (the “Warrant Exchanges” and, with the Warrant Exercises, the “Transactions”), and make a cash payment of $5.349 per share (or $5.529 per share for Mr. Ho), in each case on or before the Termination Date. We received aggregate gross proceeds of approximately $1.9 million from the Transactions.

Indemnification Agreements

We have entered or intend to enter, and intend to continue to enter, into separate indemnification agreements with our directors and certain of our executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118. To be timely for the 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between January 7, 2027 and February 6, 2027; provided, that if the date of that annual meeting of stockholders is more than 30 days prior to or more than 60 days after the anniversary of the immediately preceding year’s annual meeting, we must receive the required notice no earlier than the close of business on the 120th day prior to the meeting date and not later than the close of business on the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2027 Annual Meeting of Stockholders must be received by us not later than November 26, 2026 in order to be considered for inclusion in our proxy materials for that meeting. However, if the date of that annual meeting of stockholders is more than 30 days prior to or more than 30 days after the anniversary of the immediately preceding year’s annual meeting, then the deadline is a reasonable time before we begin to print and send proxy materials for the meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or IN8bio, Inc. Direct your written request to IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118, Attn: Patrick McCall, Secretary, or email ir@IN8bio.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matters.

By Order of the Board of Directors

Patrick McCall

Corporate Secretary

March 26, 2026

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.in8bio.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is also available without charge upon written request to our Secretary at IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118 or via email at ir@in8bio.com.

APPENDIX A

IN8BIO, INC.

AMENDED AND RESTATED 2026 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 26, 2026

APPROVED BY THE STOCKHOLDERS:     , 2026

1.	GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is the successor to and continuation of the Prior Plans. As of the Effective Date, (i) no additional awards may be granted under the Prior Plans; (ii) the Prior Plan’s Available Reserve (plus any Returning Shares) will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plans will remain subject to the terms of the applicable Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.

(b) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(d) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed 4,054,937 shares, which number is the sum of: (i) 2,920,000 new shares, plus (ii) 146,670 shares, which represent the shares remaining available for issuance under the 2023 Plan, plus (iii) a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2027 and ending on (and including) January 1, 2037, in an amount equal to 5% of the total number of shares of Common Stock, plus the total number of shares of Common Stock issuable upon settlement of pre-funded warrants (if any), in each case, outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 20,000,000 shares.

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3. ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $700,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any stock awards based on the grant date fair value of such stock awards for financial reporting purposes.

4.	OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.	AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.

(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c) Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to Persons or Body. The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, to receive Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such person or body and that such person or body may not grant a Stock Award to themself. Unless otherwise provided in the Board or Committee action regarding such delegation, each Stock Award granted pursuant to this section will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, with any modifications necessary to incorporate or reflect the terms of such Stock Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value.

8.	TAX WITHHOLDING

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board, or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from

Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.	MISCELLANEOUS.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.	COVENANTS OF THE COMPANY.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.	ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12.	SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.	TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.	DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b) “Adoption Date” means the date the Plan is first approved by the Board.

(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means shall mean the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g) “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its

Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(k) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means IN8bio, Inc., a Delaware corporation, and any successor corporation thereto.

(o) “Compensation Committee” means the Compensation Committee of the Board.

(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(s) “Director” means a member of the Board.

(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v) “Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on June 15, 2023, provided this Plan is approved by the Company’s shareholders at such meeting.

(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x) “Employer” means the Company or the Affiliate that employs the Participant.

(y) “Entity” means a corporation, partnership, limited liability company or other entity.

(z) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

(ii) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ll) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(qq) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ss) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(uu) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical development related compound goals; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(vv) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(ww) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(xx) “Plan” means this IN8bio, Inc. Amended and Restated 2026 Equity Incentive Plan, as amended from time to time.

(yy) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(zz) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(aaa) “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Company’s Amended and Restated 2023 Equity Incentive Plan as of immediately prior to the Effective Date.

(bbb) “Prior Plans” means the Company’s 2018 Equity Incentive Plan, 2020 Equity Incentive Plan and Amended and Restated 2023 Equity Incentive Plan.

(ccc) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(ddd) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(eee) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plans and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

(fff) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(ggg) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(hhh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(iii) “Rule 405” means Rule 405 promulgated under the Securities Act.

(jjj) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(kkk) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(lll) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(mmm) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(nnn) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(ooo) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ppp) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(qqq) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(rrr) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(sss) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(ttt) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

P.O. BOX 8016, CARY, NC 27512-9903

IN8bio, Inc.	Internet:
Annual Meeting of Stockholders	www.proxypush.com/INAB
● Cast your vote online
● Have your Proxy Card ready
● Follow the simple instructions to record your vote

For Stockholders of Record as of March 18, 2026 Thursday, May 7, 2026 9:00 AM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/INAB for more details	Phone:
1-866-601-1589
● Use any touch-tone telephone
● Have your Proxy Card ready
● Follow the simple recorded instructions
Mail:
● Mark, sign and date your Proxy Card
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, May 7, 2026.	● Fold and return your Proxy Card in the postage-paid envelope provided
“Alexa, Vote My Proxy”
● Open Alexa app and browse skills
● Search “Vote my Proxy”
This proxy is being solicited on behalf of the Board of Directors	● Enable skill

The undersigned hereby appoints Jeremy R. Graff and William Ho (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IN8bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2 AND PROPOSAL 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

IN8bio, Inc. Annual Meeting of Stockholders

Please make your marks like this:

FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2 AND PROPOSAL 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the two nominees for Class II directors named in the attached proxy statement, each to serve until our 2029 Annual Meeting of Stockholders.	FOR	WITHHOLD
	1.01 Peter Brandt	☐	☐		FOR

	1.02 Corinne Epperly	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐	FOR

3.	To approve our Amended and Restated 2026 Equity Incentive Plan.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/INAB

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date